Emergent BioSolutions Announces Amendment to its Existing Credit Facility
GAITHERSBURG, Md., April 30, 2024 (GLOBE NEWSWIRE) -- Emergent BioSolutions Inc. (NYSE: EBS) announced that it has entered into a “Consent, Waiver and Seventh Amendment” to its existing credit facility.
“In light of this amendment, Emergent now has an extended runway to execute on our go-forward business plan to stabilize our financial position,” stated Joe Papa, president and CEO of Emergent. “Our bank group continues to work with our management team in a constructive fashion, evidenced by this positive development.”
On May 1, 2024, Emergent will report its first quarter 2024 financial results via conference call, as well as highlight key business updates, Q1 2024 financial review, and FY 2024 and Q2 2024 guidance.
About Emergent BioSolutions
At Emergent, our mission is to protect and enhance life. For 25 years, we’ve been at work defending people from things we hope will never happen—so we are prepared just in case they ever do. We provide solutions for complex and urgent public health threats through a portfolio of vaccines and therapeutics that we develop and manufacture for governments and consumers. We also offer a range of integrated contract development and manufacturing services for pharmaceutical and biotechnology customers. To learn more about how we plan to protect or enhance 1 billion lives by 2030, visit our website and follow us on LinkedIn, X, Instagram, Apple Podcasts and Spotify.
Safe Harbor Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are forward-looking statements. We generally identify forward-looking statements by using words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “may,” “plan,” “position,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements. Forward-looking statements are based on our current intentions, beliefs and expectations regarding future events based on information that is currently available. We cannot guarantee that any forward-looking statements will be accurate. Readers should realize that if underlying assumptions prove inaccurate or if known or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Readers are, therefore, cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date of this press release and, except as required by law, we do not undertake any obligation to update any forward-looking statement to reflect new information, events or circumstances.
There are a number of important factors that could cause our actual results to differ materially from those indicated by any forward-looking statements. Readers should consider this cautionary statement, as well as the risk factors and other disclosures included in our periodic reports filed with the U.S. Securities and Exchange Commission, when evaluating our forward-looking statements.
Investor Contact:
Richard S. Lindahl
Executive Vice President, CFO
lindahlr@ebsi.com
Media Contact: Assal Hellmer
Vice President, Communications
mediarelations@ebsi.com